Exhibit 99.1

A-Mark Precious Metals Reports Fiscal Fourth Quarter and Full Year 2025 Results

Q4 FY 2025 Gross Profit of $81.7 Million and FY 2025 Gross Profit of $210.9 Million

Q4 FY 2025 Net Income of $10.3 Million and FY 2025 Net Income of $17.3 Million

Q4 FY 2025 Diluted Earnings per Share of $0.41 and FY 2025 Diluted Earnings per Share of $0.71

El Segundo, CA – September 9, 2025 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading fully integrated precious metals platform, reported results for the fiscal fourth quarter and full year ended June 30, 2025.

Management Commentary

“Our fourth quarter results underscore the resilience of our business during a challenging market, characterized by increased supply and range bound premium spreads, generating GAAP net income of $10.3 million and diluted EPS of $0.41 per share.

We’ve made steady progress bringing Spectrum Group International, LLC (“SGI”), AMS Holding LLC (“AMS”), and Pinehurst Coin Exchange (“Pinehurst”) under the A-Mark umbrella, managing inventory levels, and completing automation upgrades at our A-M Global Logistics (“AMGL”) facility, with centralized operations now in place.

Further, we completed the migration of Pinehurst’s logistics operations from their North Carolina location to AMGL, one example of the key cost saving synergies we expect to achieve from our recent acquisitions. As we continue to progress our integration initiatives, the scale and efficiencies we’re achieving will help to optimize expenses, create greater operating leverage and maintain costs at more optimal levels going forward.

We believe these acquisitions, combined with our growing international presence, strengthen our distribution channels and expand our reach into higher margin collectible and luxury segments. With a broader and more diversified platform, improved operational leverage, and a strong balance sheet, we enter the new fiscal year well-positioned to capture growth across multiple channels.

On a non-GAAP basis for the fourth quarter, adjusted net income before provision for income taxes was $19.2 million and earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $29.2 million.”

	Three Months Ended June 30,
	2025	2024
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$2,512,048	$2,524,955
Gross profit	$81,689	$42,971
Depreciation and amortization expense	$(8,576)	$(2,845)
Net income attributable to the Company	$10,324	$30,940

Earnings per Share:
Basic	$0.42	$1.35
Diluted	$0.41	$1.29

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$19,163	$20,144
EBITDA	$29,153	$38,380

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended June 30, 2025 and 2024 follows (in thousands):

	Three Months Ended June 30,
	2025	2024

Net income before provision for income taxes	$13,020	$33,975
Adjustments:
Remeasurement gain on pre-existing equity interests	(1,900)	(16,669)
Contingent consideration fair value adjustment	(10)	(370)
Acquisition costs	(523)	363
Amortization of acquired intangibles	6,658	2,066
Depreciation expense	1,918	779
Adjusted net income before provision for income taxes (non-GAAP)	$19,163	$20,144

	Three Months Ended
	June 30, 2025	March 31, 2025
	(in thousands, except Earnings (Loss) per Share)

Selected Key Financial Statement Metrics:
Revenues	$2,512,048	$3,009,125
Gross profit	$81,689	$41,017
Depreciation and amortization expense	$(8,576)	$(4,996)
Net income (loss) attributable to the Company	$10,324	$(8,546)

Earnings (Loss) per Share:
Basic	$0.42	$(0.36)
Diluted	$0.41	$(0.36)

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$19,163	$5,749
EBITDA	$29,153	$1,286

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income (loss) before provision for income taxes to adjusted net income before provision for income taxes for the three months ended June 30, 2025 and March 31, 2025 follows (in thousands):

	Three Months Ended
	June 30, 2025	March 31, 2025

Net income (loss) before provision for income taxes	$13,020	$(9,939)
Adjustments:
Remeasurement (gain) loss on pre-existing equity interests	(1,900)	7,043
Contingent consideration fair value adjustment	(10)	(1,000)
Acquisition costs	(523)	4,649
Amortization of acquired intangibles	6,658	4,004
Depreciation expense	1,918	992
Adjusted net income before provision for income taxes (non-GAAP)	$19,163	$5,749

Fiscal Fourth Quarter 2025 Financial Highlights

•
Revenues for the three months ended June 30, 2025 decreased 1% to $2.51 billion from $2.52 billion for the three months ended June 30, 2024 and decreased 17% from $3.00 billion for the three months ended March 31, 2025

•
Gross profit for the three months ended June 30, 2025 increased 90% to $81.7 million from $43.0 million for the three months ended June 30, 2024 and increased 99% from $41.0 million for the three months ended March 31, 2025

•
Gross profit margin for the three months ended June 30, 2025 increased to 3.25% of revenue from 1.70% of revenue for the three months ended June 30, 2024, and increased from 1.36% of revenue for the three months ended March 31, 2025

•
Net income (loss) attributable to the Company for the three months ended June 30, 2025 decreased 67% to $10.3 million from $30.9 million for the three months ended June 30, 2024, and increased 221% from $(8.5) million for the three months ended March 31, 2025

•
Diluted earnings (loss) per share totaled $0.41 for the three months ended June 30, 2025, a 68% decrease compared to $1.29 for the three months ended June 30, 2024, and increased 214% from $(0.36) for the three months ended March 31, 2025

•
Adjusted net income before provision for income taxes, depreciation, amortization, acquisition costs, remeasurement gains or losses, and contingent consideration fair value adjustments (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial performance measure, for the three months ended June 30, 2025 decreased 5% to $19.2 million from $20.1 million for the three months ended June 30, 2024, and increased 233% from $5.7 million for the three months ended March 31, 2025

•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended June 30, 2025 decreased 24% to $29.2 million from $38.4 million for the three months ended June 30, 2024, and increased 2,167% from $1.3 million for the three months ended March 31, 2025

	Year Ended June 30,
	2025	2024
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$10,978,614	$9,699,039
Gross profit	$210,916	$173,255
Depreciation and amortization expense	$(22,920)	$(11,397)
Net income attributable to the Company	$17,320	$68,546

Earnings per Share:
Basic	$0.73	$2.97
Diluted	$0.71	$2.84

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$53,059	$80,262
EBITDA	$64,445	$106,538

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 23-25

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the years ended June 30, 2025 and 2024 follows (in thousands):

	Year Ended June 30,
	2025	2024

Net income before provision for income taxes	$21,270	$82,778
Adjustments:
Remeasurement loss (gain) on pre-existing equity interests	5,143	(16,669)
Contingent consideration fair value adjustment	(1,140)	(370)
Acquisition costs	4,866	3,126
Amortization of acquired intangibles	18,316	8,594
Depreciation expense	4,604	2,803
Adjusted net income before provision for income taxes (non-GAAP)	$53,059	$80,262

Fiscal Full Year 2025 Financial Highlights

•
Revenues for the fiscal year ended June 30, 2025 increased 13% to $10.98 billion from $9.70 billion for the fiscal year ended June 30, 2024. Excluding an increase of $446.7 million of forward sales, our revenues increased $832.9 million, or 15%

•
Gross profit for the fiscal year ended June 30, 2025 increased 22% to $210.9 million from $173.3 million for the fiscal year ended June 30, 2024

•
Gross profit margin for the fiscal year ended June 30, 2025 increased to 1.92% of revenue from 1.79% of revenue for the fiscal year ended June 30, 2024

•
Net income attributable to the Company for the fiscal year ended June 30, 2025 decreased 75% to $17.3 million from $68.5 million for the fiscal year ended June 30, 2024

•
Diluted earnings per share totaled $0.71 for the fiscal year ended June 30, 2025, a 75% decrease compared to $2.84 for the fiscal year ended June 30, 2024

•
Adjusted net income for the fiscal year ended June 30, 2025 decreased 34% to $53.1 million from $80.3 million for the fiscal year ended June 30, 2024

•
EBITDA for the fiscal year ended June 30, 2025 decreased 40% to $64.4 million from $106.5 million for the fiscal year ended June 30, 2024

	Three Months Ended June 30,
	2025	2024
Selected Operating and Financial Metrics:
Gold ounces sold (1)	346,000	448,000
Silver ounces sold (2)	15,664,000	25,421,000
Number of secured loans at period end (3)	445	588
Secured loans receivable at period end	$94,037,000	$113,067,000
Direct-to-Consumer ("DTC") number of new customers (4)	108,900	570,300
Direct-to-Consumer number of active customers (5)	170,600	114,600
Direct-to-Consumer number of total customers (6)	4,196,000	3,066,800
Direct-to-Consumer average order value ("AOV") (7)	$2,443	$2,890
JM Bullion ("JMB") average order value (8)	$2,415	$2,639
CyberMetals number of new customers (9)	1,800	1,500
CyberMetals number of active customers (10)	1,700	1,900
CyberMetals number of total customers (11)	37,000	29,600
CyberMetals customer assets under management at period end (12)	$10,700,000	$7,300,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	June 30, 2025	March 31, 2025
Selected Operating and Financial Metrics:
Gold ounces sold (1)	346,000	432,000
Silver ounces sold (2)	15,664,000	15,702,000
Number of secured loans at period end (3)	445	491
Secured loans receivable at period end	$94,037,000	$86,512,000
Direct-to-Consumer ("DTC") number of new customers (4)	108,900	899,600
Direct-to-Consumer number of active customers (5)	170,600	140,700
Direct-to-Consumer number of total customers (6)	4,196,000	4,087,100
Direct-to-Consumer average order value ("AOV") (7)	$2,443	$3,084
JM Bullion ("JMB") average order value (8)	$2,415	$1,994
CyberMetals number of new customers (9)	1,800	2,100
CyberMetals number of active customers (10)	1,700	1,700
CyberMetals number of total customers (11)	37,000	35,100
CyberMetals customer assets under management at period end (12)	$10,700,000	$9,700,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Fourth Quarter 2025 Operational Highlights

•
Gold ounces sold in the three months ended June 30, 2025 decreased 23% to 346,000 ounces from 448,000 ounces for the three months ended June 30, 2024, and decreased 20% from 432,000 ounces for the three months ended March 31, 2025

•
Silver ounces sold in the three months ended June 30, 2025 decreased 38% to 15.7 million ounces from 25.4 million ounces for the three months ended June 30, 2024, and decreased 0.2% from 15.7 million ounces for the three months ended March 31, 2025

•
As of June 30, 2025, the number of secured loans decreased 24% to 445 from 588 as of June 30, 2024, and decreased 9% from 491 as of March 31, 2025

•
Direct-to-Consumer new customers for the three months ended June 30, 2025 decreased 81% to 108,900 from 570,300 for the three months ended June 30, 2024, and decreased 88% from 899,600 for the three months ended March 31, 2025. For the three months ended June 30, 2025 and June 30, 2024, approximately 30% and 92% of the new customers were attributable to the acquisition of AMS and the acquisition of a controlling interest in Silver Gold Bull, Inc. (“SGB”), respectively. For the three months ended March 31, 2025, approximately 84% and 9% of the new customers were attributable to the acquisitions of Pinehurst and SGI, respectively

•
Direct-to-Consumer active customers for the three months ended June 30, 2025 increased 49% to 170,600 from 114,600 for the three months ended June 30, 2024, and increased 21% from 140,700 for the three months ended March 31, 2025

•
Direct-to-Consumer average order value for the three months ended June 30, 2025 decreased $447, or 15% to $2,443 from $2,890 for the three months ended June 30, 2024, and decreased $641, or 21% from $3,084 for the three months ended March 31, 2025

•
JMB’s average order value for the three months ended June 30, 2025 decreased $224, or 8% to $2,415 from $2,639 for the three months ended June 30, 2024, and increased $421, or 21% from $1,994 for the three months ended March 31, 2025

	Year Ended June 30,
	2025	2024
Selected Operating and Financial Metrics:
Gold ounces sold (1)	1,642,000	1,839,000
Silver ounces sold (2)	73,643,000	108,096,000
Number of secured loans at period end (3)	445	588
Secured loans receivable at period end	$94,037,000	$113,067,000
Direct-to-Consumer ("DTC") number of new customers (4)	1,129,200	718,500
Direct-to-Consumer number of active customers (5)	581,300	483,400
Direct-to-Consumer number of total customers (6)	4,196,000	3,066,800
Direct-to-Consumer average order value ("AOV") (7)	$2,866	$2,407
JM Bullion ("JMB") average order value (8)	$2,156	$2,223
CyberMetals number of new customers (9)	7,400	7,200
CyberMetals number of active customers (10)	6,800	8,100
CyberMetals number of total customers (11)	37,000	29,600
CyberMetals customer assets under management at period end (12)	$10,700,000	$7,300,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. Metrics from SGI and Pinehurst are included from February 28, 2025 and metrics from AMS are included from April 1, 2025.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Full Year 2025 Operational Highlights

•
Gold ounces sold in the fiscal year ended June 30, 2025 decreased 11% to 1,642,000 ounces compared to 1,839,000 in the fiscal year ended June 30, 2024

•
Silver ounces sold in the fiscal year ended June 30, 2025 decreased 32% to 73.6 million ounces from 108.1 million ounces in the fiscal year ended June 30, 2024

•
Direct-to-Consumer new customers for the fiscal year ended June 30, 2025 increased 57% to 1,129,200 from 718,500 for the fiscal year ended June 30, 2024. Approximately 79% of the new customers for the fiscal year ended June 30, 2025 were attributable to the acquisitions of SGI, Pinehurst, and AMS. Approximately 73% of the new customers in fiscal year 2024 were attributable to the acquisition of a controlling interest in SGB

•
Direct-to-Consumer active customers for the fiscal year ended June 30, 2025 increased 20% to 581,300 from 483,400 for the fiscal year ended June 30, 2024

•
Direct-to-Consumer average order value for the fiscal year ended June 30, 2025 increased $459, or 19% to $2,866 from $2,407 for the fiscal year ended June 30, 2024

•
JMB’s average order value for the fiscal year ended June 30, 2025 decreased $67, or 3% to $2,156 from $2,223 for the fiscal year ended June 30, 2024

Fiscal Fourth Quarter 2025 Financial Summary

Revenues decreased 1% to $2.51 billion from $2.52 billion in the same year-ago quarter. Excluding a decrease of $94 million of forward sales, our revenues increased $81 million, or 5%, which was due to higher average selling prices of gold and silver, partially offset by a decrease in gold and silver ounces sold. The Direct-to-Consumer segment contributed 26% and 17% of the consolidated revenue in the fiscal fourth quarters of 2025 and 2024, respectively. JMB’s revenue represented 13% of the consolidated revenues for the fiscal fourth quarter of 2025 compared with 15% for the prior year fiscal fourth quarter.

Gross profit increased 90% to $81.7 million (3.25% of revenue) from $43.0 million (1.70% of revenue) in the same year-ago quarter. The increase was primarily due to the acquisition of a controlling interest in SGB in June 2024, the acquisitions of SGI and Pinehurst in February 2025, and the acquisition of AMS in April 2025. The Direct-to-Consumer segment contributed 63% and 51% of the consolidated gross profit in the fiscal fourth quarters of 2025 and 2024, respectively. Gross profit contributed by JMB represented 20% of the consolidated gross profit in the fiscal fourth quarter of 2025 and 42% of the consolidated gross profit for the prior year fiscal fourth quarter.

Selling, general, and administrative (“SG&A”) expenses increased 135% to $53.4 million from $22.7 million in the same year-ago quarter. The increase was primarily due to an increase in compensation expense of $17.6 million, an increase in advertising costs of $5.3 million, an increase in consulting and professional fees of $3.1 million, an increase in facilities expense of $1.5 million, and an increase in bank service and credit card fees of $1.4 million. Selling, general and administrative expenses include expenses incurred by SGB, SGI, and Pinehurst, and AMS which were not included, or only partially included, in the same year-ago period, as these were not consolidated subsidiaries for all or part of the period.

Depreciation and amortization expense increased 201% to $8.6 million from $2.8 million in the same year-ago quarter. The increase was primarily due to an increase in amortization expense of $6.0 million related to intangible assets acquired through the acquisition of a controlling interest in SGB, and the recent acquisitions of AMS and SGI, for which certain amortizable intangible assets were stepped up to fair value, an increase of $1.1 million of depreciation expense due to an increase in capital expenditures, partially offset by a decrease in JMB intangible amortization of $1.5 million.

Interest income decreased 34% to $5.3 million from $8.1 million in the same year-ago quarter. The decrease was primarily related to lower interest earned from repurchase arrangements with customers of $1.4 million and lower interest and fees earned related to margin orders of $0.7 million.

Interest expense increased 34% to $12.9 million from $9.6 million in the same year-ago quarter. The increase in interest expense was primarily driven by an increase of $1.5 million related to precious metals leases, an increase of $1.1 million associated with our Trading Credit Facility due to increased borrowings, and an increase of $0.7 million related to product financing arrangements.

Earnings (losses) from equity method investments decreased 201% to $(0.8) million from $0.8 million in the same year-ago quarter. The decrease was due to decreased earnings of our equity method investees.

Net income attributable to the Company totaled $10.3 million or $0.41 per diluted share, compared to net income of $30.9 million or $1.29 per diluted share in the same year-ago quarter.

Adjusted net income before provision for income taxes for the three months ended June 30, 2025 totaled $19.2 million, a 5% decrease compared to $20.1 million in the same year-ago quarter. The decrease was primarily due to lower net income before provision for income taxes of $21.0 million, partially offset by higher amortization of acquired intangibles of $4.6 million and a remeasurement gain on our pre-existing equity interest in AMS of $1.9 million compared to a remeasurement gain on our pre-existing equity interest in SGB of $16.7 million in the same year-ago quarter.

EBITDA for the three months ended June 30, 2025 totaled $29.2 million, a decrease of $9.2 million or 24%, compared to $38.4 million in the same year-ago quarter. The decrease was primarily due to lower net income of $20.8, partially offset by higher amortization of acquired intangibles of $4.6 million and higher interest expense of $3.3 million.

Fiscal Full Year 2025 Financial Summary

Revenues increased 13% to $10.98 billion from $9.70 billion in the prior fiscal year. Excluding an increase of $446.7 million of forward sales, our revenues increased $832.9 million, or 15%, which was due to higher average selling prices of gold and silver, partially offset by a decrease in gold and silver ounces sold. Revenues also increased due to the acquisition of a controlling interest in SGB in June 2024, the acquisitions of SGI and Pinehurst in February 2025, and the acquisition of AMS in April 2025. The Direct-to-Consumer segment contributed 21% and 15% of the consolidated revenue in the fiscal years ended June 30, 2025 and 2024, respectively. JMB's revenue represented 11% and 14% of the Company's consolidated revenue for the fiscal years ended June 30, 2025 and 2024, respectively.

Gross profit increased 22% to $210.9 million (1.92% of revenue) in fiscal year 2025 from $173.3 million (1.79% of revenue) in the prior year. The increase was due to an increase in gross profits earned from the Direct-to-Consumer segment, partially offset by lower gross profits earned from the Wholesale Sales & Ancillary Services segment. The Direct-to-Consumer segment contributed 59% and 48% of the consolidated gross profit in fiscal year 2025 and 2024, respectively. Gross profit contributed by JMB represented 31% and 41% of the consolidated gross profit during the fiscal years ended June 30, 2025 and 2024, respectively.

Selling, general and administrative expenses increased 55% to $139.2 million from $89.8 million in the prior fiscal year. The increase was primarily due to an increase in compensation expense of $24.1 million, an increase in consulting and professional fees of $9.1 million, an increase in advertising costs of $8.4 million, an increase in facilities expense of $3.0 million, an increase in bank service and credit card fees of $2.0 million, an increase in insurance costs of $0.6 million, and an increase in information technology costs of $0.5 million. Selling, general and administrative expenses include expenses incurred by LPM Group Limited (“LPM”), SGB, SGI, Pinehurst, and AMS which were not included, or only partially included, in the same year-ago period, as these were not consolidated subsidiaries for all or part of the period.

Depreciation and amortization expense increased 101% to $22.9 million from $11.4 million in fiscal year 2024. The increase was primarily due to an increase in amortization expense of $12.9 million related to intangible assets acquired through our acquisitions of LPM, SGI, Pinehurst, AMS, and acquisition of a controlling interest in SGB, an increase of $1.8 million of depreciation expense due to an increase in capital expenditures, partially offset by a decrease in JMB intangible asset amortization of $3.1 million.

Interest income decreased 4% to $25.9 million from $27.2 million in the prior fiscal year. The decrease was primarily due to a decrease in interest income earned by our Secured Lending segment of $0.8 million and a decrease in other finance product income of $0.5 million.

Interest expense increased 17% to $46.2 million from $39.5 million in fiscal year 2024. The increase in interest expense was primarily driven by an increase of $3.7 million related to product financing arrangements, an increase of $3.2 million related to precious metals leases, and an increase of $2.3 million associated with our Trading Credit Facility due to increased borrowings as well as an increase in the weighted-average effective interest rate, partially offset by a decrease of $2.5 million related to the AM Capital Funding (“AMCF”) Notes (including amortization of debt issuance costs) due to their repayment in December 2023.

Earnings (losses) from equity method investments decreased 170% to $(2.8) million from $4.0 million in the prior fiscal year. The decrease was due to decreased earnings of our equity method investees.

Net income attributable to the Company totaled $17.3 million or $0.71 per diluted share, compared to net income attributable to the Company of $68.5 million or $2.84 per diluted share in the prior fiscal year.

Adjusted net income before provision for income taxes for the fiscal year ended June 30, 2025 totaled $53.1 million, a decrease of 34% compared to $80.3 million in the prior fiscal year. The decrease was primarily due to lower net income before provision for income taxes of $61.5 million, partially offset by higher amortization of acquired intangibles of $9.7 million and a remeasurement loss on our pre-existing equity interests in PCE and AMS of $5.1 million compared to a remeasurement gain on our pre-existing equity interest in SGB of $16.7 million in the same year-ago period.

EBITDA for fiscal year 2025 totaled $64.4 million, a decrease of $42.1 million or 40% compared to $106.5 million in the prior fiscal year. The decrease was primarily due to lower net income of $53.2 million, partially offset by higher amortization of acquired intangibles of $9.7 million and higher interest expense of $6.7 million.

Conference Call

A-Mark will hold a conference call today (September 9, 2025) to discuss these financial results. A-Mark management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period. To participate, please call the conference telephone number 10 minutes before the start time and ask for the A-Mark Precious Metals conference call.

Webcast: https://www.webcaster4.com/Webcast/Page/2867/52856

U.S. dial-in number: 1-888-506-0062

International number: 1-973-528-0011

Participant Access Code: 131566

The call will also be broadcast live and available for replay on the Investor Relations section of A-Mark’s website at ir.amark.com. If you have any difficulty connecting with the conference call or webcast, please contact A-Mark’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time through September 11, 2025.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Participant Access Code: 52856

About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. is a leading fully integrated precious metals platform that offers an array of gold, silver, platinum, palladium, and copper bullion, numismatic coins, and related products to wholesale and retail customers via a portfolio of channels. The company conducts its operations through three complementary segments: Wholesale Sales & Ancillary Services, Direct-to-Consumer, and Secured Lending. The company’s global customer base spans sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, e-commerce customers, and other retail customers.

A-Mark’s Wholesale Sales & Ancillary Services segment distributes and purchases precious metal products from sovereign and private mints. As a U.S. Mint-authorized purchaser of gold, silver, and platinum coins since 1986, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has longstanding distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa, and the United Kingdom. The company sells more than 200 different products to e-commerce retailers, coin and bullion dealers, financial institutions, brokerages, and collectors. In addition, A-Mark sells precious metal products to industrial users, including metal refiners, manufacturers, and electronic fabricators.

A-Mark’s consolidated subsidiary, Stack’s Bowers Galleries is a rare coin and currency auction house as well as a wholesale and retail dealer of numismatic and bullion products. Pinehurst Coin Exchange is a precious metals broker that services the wholesale and retail marketplace and is retailer of modern and numismatic coins on eBay.

Located in the heart of Hong Kong’s Central Financial District, A-Mark’s consolidated subsidiary, LPM Group Limited (LPM), is one of Asia’s largest precious metals dealers. LPM offers a wide selection of products to its wholesale customers, through its showroom and 24/7 online trading platform, including recently released silver coins, gold bullion, certified coins, and the latest collectible numismatic issues.

Through its A-M Global Logistics subsidiary, A-Mark provides its customers with a range of complementary services, including managed storage options for precious metals as well as receiving, handling, inventorying, processing, packaging, and shipping of precious metals and coins on a secure basis. A-Mark’s mint operations, which are conducted through its wholly owned subsidiary Silver Towne Mint, enable the company to offer customers a wide range of proprietary coin and bar offerings and, during periods of market volatility when the availability of silver bullion from sovereign mints is often product constrained, preferred product access.

A-Mark’s Direct-to-Consumer segment operates as an omni-channel retailer of precious metals, providing access to a multitude of products through its wholly owned subsidiaries, JM Bullion, Goldline, AMS, Stack’s Bowers Galleries, Pinehurst Coin Exchange, and its controlling interest in Silver Gold Bull. JMB owns and operates numerous websites targeting specific niches within the precious metals retail market, including JMBullion.com, ProvidentMetals.com,

Silver.com, CyberMetals.com, GoldPrice.org, SilverPrice.org, BGASC.com, BullionMax.com, and Gold.com. Goldline markets precious metals directly to the investor community through various channels, including television, radio, and telephonic sales efforts. A-Mark is the majority owner of Silver Gold Bull, a leading online precious metals retailer in Canada, and also holds minority ownership interests in three additional direct-to-consumer brands.

The company operates its Secured Lending segment through its wholly owned subsidiary, Collateral Finance Corporation (CFC). Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors.

A-Mark is headquartered in El Segundo, CA and has additional offices and facilities in the neighboring Los Angeles area as well as in Dallas, TX, Las Vegas, NV, Winchester, IN, Vienna, Austria, and Hong Kong. For more information, visit www.amark.com.

A-Mark periodically provides information for investors on its corporate website, www.amark.com, and its investor relations website, ir.amark.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and investor presentations.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding expectations with respect to growth, the delivery of long-term value, expense optimization, cost containment and operating leverage. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: the failure to execute the Company’s growth strategy, including the inability to identify suitable or available acquisition or investment opportunities; greater than anticipated costs incurred to execute this strategy; our inability to execute on our cost containment and expense reduction programs; government regulations that might impede growth, particularly in Asia, including with respect to tariff policy; the inability to successfully integrate recently acquired businesses; changes in the current international political climate, which historically has favorably contributed to demand and volatility in the precious metals markets but also has posed certain risks and uncertainties for the Company, particularly in recent periods; increased competition for the Company’s higher margin services, which could depress pricing; the failure of the Company’s business model to respond to changes in the market environment as anticipated; changes in consumer demand and preferences for precious metal products generally; potential negative effects that inflationary pressure may have on our business; the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial performance measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison of our business operations before investing activities, interest, and income taxes with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Annual Report on Form 10-K to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following five amounts: acquisition costs; amortization expenses related to intangible assets acquired; depreciation expense; remeasurement gains or losses related to pre-existing equity interests; and contingent consideration fair value adjustments. The Company’s reconciliations from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, and “net income” and “net cash provided by (used in) operating activities” to its non-GAAP “EBITDA” are provided below and are also included in the Company’s Annual Report on Form 10-K to be filed with the SEC for the fiscal year ended June 30, 2025.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

A-Mark Precious Metals, Inc.

1-310-587-1410

sreiner@amark.com

Investor Relations Contact:

Matt Glover or Greg Bradbury

Gateway Group, Inc.

1-949-574-3860

AMRK@gateway-grp.com

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	June 30, 2025	June 30, 2024
	(unaudited)
ASSETS
Current assets
Cash	$77,741	$48,636
Receivables, net	137,723	36,596
Derivative assets	134,515	114,720
Secured loans receivable	94,037	113,067
Precious metals held under financing arrangements	—	22,066
Inventories:
Inventories	794,812	579,400
Restricted inventories	484,733	517,744
	1,279,545	1,097,144
Income tax receivable	4,575	1,562
Prepaid expenses and other assets	15,359	8,412
Total current assets	1,743,495	1,442,203
Operating lease right of use assets	22,843	9,543
Property, plant, and equipment, net	45,509	20,263
Goodwill	228,650	199,937
Intangibles, net	137,314	101,663
Long-term investments	33,015	50,458
Other long-term assets	4,605	3,753
Total assets	$2,215,431	$1,827,820
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Liabilities on borrowed metals	$46,051	$31,993
Product financing arrangements	484,733	517,744
Accounts payable and other payables	22,248	18,831
Deferred revenue and other advances	426,904	263,286
Derivative liabilities	96,177	26,751
Accrued liabilities	34,021	16,798
Notes payable	3,994	8,367
Total current liabilities	1,114,128	883,770
Lines of credit	345,000	245,000
Notes payable	3,349	3,994
Deferred tax liabilities	18,335	22,187
Other liabilities	31,948	11,013
Total liabilities	1,512,760	1,165,964
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of June 30, 2025 or June 30, 2024	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 24,639,386 and 23,965,427 shares issued and 24,639,386 and 22,953,391 shares outstanding as of June 30, 2025 and June 30, 2024, respectively	247	240
Treasury stock, 0 and 1,012,036 shares at cost as of June 30, 2025 and June 30, 2024, respectively	—	(28,277)
Additional paid-in capital	184,998	168,771
Accumulated other comprehensive income	212	61
Retained earnings	464,059	466,838
Total A-Mark Precious Metals, Inc. stockholders’ equity	649,516	607,633
Noncontrolling interests	53,155	54,223
Total stockholders’ equity	702,671	661,856
Total liabilities and stockholders’ equity	$2,215,431	$1,827,820

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data; unaudited)

	Year Ended June 30,
	2025	2024	2023
Revenues	$10,978,614	$9,699,039	$9,286,561
Cost of sales	10,767,698	9,525,784	8,991,892
Gross profit	210,916	173,255	294,669
Selling, general, and administrative expenses	(139,193)	(89,800)	(85,282)
Depreciation and amortization expense	(22,920)	(11,397)	(12,525)
Interest income	25,948	27,168	22,231
Interest expense	(46,203)	(39,531)	(31,528)
Earnings (losses) from equity method investments	(2,825)	4,044	12,576
Other income, net	2,031	2,071	2,663
Remeasurement (loss) gain on pre-existing equity interests	(5,143)	16,669	—
Unrealized (losses) gains on foreign exchange	(1,341)	299	366
Net income before provision for income taxes	21,270	82,778	203,170
Income tax expense	(5,426)	(13,745)	(46,401)
Net income	15,844	69,033	156,769
Net (loss) income attributable to noncontrolling interests	(1,476)	487	409
Net income attributable to the Company	$17,320	$68,546	$156,360
Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:
Basic	$0.73	$2.97	$6.68
Diluted	$0.71	$2.84	$6.34

Weighted-average shares outstanding:
Basic	23,625,900	23,091,700	23,400,300
Diluted	24,441,500	24,120,800	24,648,600

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Year Ended June 30,
	2025	2024	2023
Cash flows from operating activities:
Net income	$15,844	$69,033	$156,769
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	22,920	11,397	12,525
Amortization of loan cost	4,092	2,447	2,113
Deferred income taxes	(3,918)	(2,690)	1,585
Share-based compensation	1,594	1,923	2,176
Remeasurement loss (gain) on pre-existing equity interests	5,143	(16,669)	—
Losses (earnings) from equity method investments	2,825	(4,044)	(12,576)
Other	(42)	476	823
Changes in assets and liabilities:
Receivables, net	(57,604)	16,754	61,797
Secured loans receivable	—	—	1,012
Secured loans made to affiliates	16	56	—
Derivative assets	(18,992)	(36,243)	13,862
Income tax receivable	(606)	—	—
Precious metals held under financing arrangements	—	3,464	54,236
Inventories	(22,072)	(52,758)	(240,625)
Prepaid expenses and other assets	(3,386)	(1,168)	(3,336)
Accounts payable and other payables	(17,354)	(16,285)	19,338
Deferred revenue and other advances	150,156	65,180	5,818
Derivative liabilities	69,109	18,265	(67,704)
Liabilities on borrowed metals	14,058	9,878	(37,775)
Accrued liabilities	(9,436)	(7,097)	(937)
Income tax payable	—	(985)	576
Net cash provided by (used in) operating activities	152,347	60,934	(30,323)
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(10,678)	(7,256)	(4,783)
Acquisition of businesses, net of cash acquired	(114,609)	(31,871)	—
Purchase of long-term investments	—	(2,113)	(7,950)
Purchase of intangible assets	—	(8,515)	(5,000)
Secured loans receivable, net	19,035	(12,489)	24,599
Purchase of marketable securities	(2,549)	—	—
Proceeds from sale of marketable securities	4,213	—	—
Other	(77)	(1,353)	(27)
Net cash (used in) provided by investing activities	(104,665)	(63,597)	6,839
Cash flows from financing activities:
Product financing arrangements, net	(85,031)	157,541	53,160
Dividends paid	(18,804)	(41,845)	(37,468)
Noncontrolling interest contributions (distributions)	—	2,051	(1,001)
Borrowings under lines of credit	1,960,000	1,893,000	2,026,000
Repayments under lines of credit	(1,860,000)	(1,883,000)	(2,006,000)
Repayment of notes	(197)	(95,000)	—
Proceeds from notes payable to related party	—	3,448	3,500
Repayments on notes payable to related party	(8,367)	—	(2,955)
Repurchases of common stock	(901)	(22,307)	(9,762)
Repurchases of common stock from a related party	(4,219)	—	—
Debt funding issuance costs	(4,186)	(3,323)	(485)
Proceeds from the exercise of share-based awards	3,305	1,962	1,884
Payments for tax withholding related to net settlement of share-based awards	(177)	(546)	(1,854)
Net cash (used in) provided by financing activities	(18,577)	11,981	25,019
Net increase in cash	29,105	9,318	1,535
Cash, beginning of period	48,636	39,318	37,783
Cash, end of period	$77,741	$48,636	$39,318

Overview of Results of Operations for the Three Months Ended June 30, 2025 and 2024

Consolidated Results of Operations

The operating results for the three months ended June 30, 2025 and 2024 were as follows (in thousands, except per share data):

Three Months Ended June 30,	2025		2024		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,512,048	100.000%	$2,524,955	100.000%	$(12,907)	(0.5%)
Gross profit	81,689	3.252%	42,971	1.702%	$38,718	90.1%
Selling, general, and administrative expenses	(53,418)	(2.126%)	(22,705)	(0.899%)	$30,713	135.3%
Depreciation and amortization expense	(8,576)	(0.341%)	(2,845)	(0.113%)	$5,731	201.4%
Interest income	5,345	0.213%	8,073	0.320%	$(2,728)	(33.8%)
Interest expense	(12,902)	(0.514%)	(9,633)	(0.382%)	$3,269	33.9%
Earnings (losses) from equity method investments	(771)	(0.031%)	764	0.030%	$(1,535)	(200.9%)
Other income, net	199	0.008%	466	0.018%	$(267)	(57.3%)
Remeasurement gain on pre-existing equity interests	1,900	0.076%	16,669	0.660%	$(14,769)	(88.6%)
Unrealized (losses) gains on foreign exchange	(446)	(0.018%)	215	0.009%	$(661)	(307.4%)
Net income before provision for income taxes	13,020	0.518%	33,975	1.346%	$(20,955)	(61.7%)
Income tax expense	(2,860)	(0.114%)	(3,040)	(0.120%)	$(180)	(5.9%)
Net income	10,160	0.404%	30,935	1.225%	$(20,775)	(67.2%)
Net loss attributable to noncontrolling interests	(164)	(0.007%)	(5)	(0.000%)	$159	3,180.0%
Net income attributable to the Company	$10,324	0.411%	$30,940	1.225%	$(20,616)	(66.6%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$0.42		$1.35		$(0.93)	(68.9%)
Diluted	$0.41		$1.29		$(0.88)	(68.2%)

Overview of Results of Operations for the Three Months Ended June 30, 2025 and March 31, 2025

Consolidated Results of Operations

The operating results for the three months ended June 30, 2025 and March 31, 2025 were as follows (in thousands, except per share data):

Three Months Ended	June 30, 2025		March 31, 2025		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,512,048	100.000%	$3,009,125	100.000%	$(497,077)	(16.5%)
Gross profit	81,689	3.252%	41,017	1.363%	$40,672	99.2%
Selling, general, and administrative expenses	(53,418)	(2.126%)	(33,404)	(1.110%)	$20,014	59.9%
Depreciation and amortization expense	(8,576)	(0.341%)	(4,996)	(0.166%)	$3,580	71.7%
Interest income	5,345	0.213%	6,722	0.223%	$(1,377)	(20.5%)
Interest expense	(12,902)	(0.514%)	(12,951)	(0.430%)	$(49)	(0.4%)
Losses from equity method investments	(771)	(0.031%)	(222)	(0.007%)	$549	247.3%
Other income, net	199	0.008%	1,171	0.039%	$(972)	(83.0%)
Remeasurement gain (loss) on pre-existing equity interests	1,900	0.076%	(7,043)	(0.234%)	$8,943	127.0%
Unrealized losses on foreign exchange	(446)	(0.018%)	(233)	(0.008%)	$213	91.4%
Net income (loss) before provision for income taxes	13,020	0.518%	(9,939)	(0.330%)	$22,959	231.0%
Income tax (expense) benefit	(2,860)	(0.114%)	1,231	0.041%	$(4,091)	(332.3%)
Net income (loss)	10,160	0.404%	(8,708)	(0.289%)	$18,868	216.7%
Net loss attributable to noncontrolling interests	(164)	(0.007%)	(162)	(0.005%)	$2	1.2%
Net income (loss) attributable to the Company	$10,324	0.411%	$(8,546)	(0.284%)	$18,870	220.8%

Basic and diluted net income (loss) per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$0.42		$(0.36)		$0.78	216.7%
Diluted	$0.41		$(0.36)		$0.77	213.9%

Overview of Results of Operations for the Fiscal Years Ended June 30, 2025 and 2024

Consolidated Results of Operations

The operating results for the fiscal years ended June 30, 2025 and 2024 were as follows (in thousands, except per share data):

Year Ended June 30,	2025		2024		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$10,978,614	100.000%	$9,699,039	100.000%	$1,279,575	13.2%
Gross profit	210,916	1.921%	173,255	1.786%	$37,661	21.7%
Selling, general, and administrative expenses	(139,193)	(1.268%)	(89,800)	(0.926%)	$49,393	55.0%
Depreciation and amortization expense	(22,920)	(0.209%)	(11,397)	(0.118%)	$11,523	101.1%
Interest income	25,948	0.236%	27,168	0.280%	$(1,220)	(4.5%)
Interest expense	(46,203)	(0.421%)	(39,531)	(0.408%)	$6,672	16.9%
(Losses) earnings from equity method investments	(2,825)	(0.026%)	4,044	0.042%	$(6,869)	(169.9%)
Other income, net	2,031	0.018%	2,071	0.021%	$(40)	(1.9%)
Remeasurement (loss) gain on pre-existing equity interests	(5,143)	(0.047%)	16,669	0.172%	$(21,812)	(130.9%)
Unrealized (losses) gains on foreign exchange	(1,341)	(0.012%)	299	0.003%	$(1,640)	(548.5%)
Net income before provision for income taxes	21,270	0.194%	82,778	0.853%	$(61,508)	(74.3%)
Income tax expense	(5,426)	(0.049%)	(13,745)	(0.142%)	$(8,319)	(60.5%)
Net income	15,844	0.144%	69,033	0.712%	$(53,189)	(77.0%)
Net (loss) income attributable to noncontrolling interests	(1,476)	(0.013%)	487	0.005%	$(1,963)	(403.1%)
Net income attributable to the Company	$17,320	0.158%	$68,546	0.707%	$(51,226)	(74.7%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$0.73		$2.97		$(2.24)	(75.4%)
Diluted	$0.71		$2.84		$(2.13)	(75.0%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended June 30, 2025 and 2024

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended June 30, 2025 and 2024 follows (in thousands):

Three Months Ended June 30,	2025	2024	Change
	$	$	$	%
Net income before provision for income taxes	$13,020	$33,975	$(20,955)	(61.7%)
Adjustments:
Remeasurement gain on pre-existing equity interests	(1,900)	(16,669)	$(14,769)	(88.6%)
Contingent consideration fair value adjustment	(10)	(370)	$(360)	(97.3%)
Acquisition costs	(523)	363	$(886)	(244.1%)
Amortization of acquired intangibles	6,658	2,066	$4,592	222.3%
Depreciation expense	1,918	779	$1,139	146.2%
Adjusted net income before provision for income taxes (non-GAAP)	$19,163	$20,144	$(981)	(4.9%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended June 30, 2025 and 2024 follows (in thousands):

Three Months Ended June 30,	2025	2024	Change
	$	$	$	%
Net income	$10,160	$30,935	$(20,775)	(67.2%)
Adjustments:
Interest income	(5,345)	(8,073)	$(2,728)	(33.8%)
Interest expense	12,902	9,633	$3,269	33.9%
Amortization of acquired intangibles	6,658	2,066	$4,592	222.3%
Depreciation expense	1,918	779	$1,139	146.2%
Income tax expense	2,860	3,040	$(180)	(5.9%)
	18,993	7,445	$11,548	155.1%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$29,153	$38,380	$(9,227)	(24.0%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by operating activities	$66,966	$82,850	$(15,884)	(19.2%)
Changes in operating working capital	(49,665)	(68,064)	$(18,399)	(27.0%)
Interest expense	12,902	9,633	$3,269	33.9%
Interest income	(5,345)	(8,073)	$(2,728)	(33.8%)
Income tax expense	2,860	3,040	$(180)	(5.9%)
Earnings (losses) from equity method investments	(771)	764	$(1,535)	(200.9%)
Remeasurement gain on pre-existing equity interests	1,900	16,669	$(14,769)	(88.6%)
Share-based compensation	(618)	(321)	$297	92.5%
Deferred income taxes	2,276	2,690	$(414)	(15.4%)
Amortization of loan cost	(1,246)	(619)	$627	101.3%
Other	(106)	(189)	$(83)	(43.9%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$29,153	$38,380	$(9,227)	(24.0%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended June 30, 2025 and March 31, 2025

A reconciliation of net income (loss) before provision for income taxes to adjusted net income before provision for income taxes for the three months ended June 30, 2024 and March 31, 2025 follows (in thousands):

Three Months Ended	June 30, 2025	March 31, 2025	Change
	$	$	$	%
Net income (loss) before provision for income taxes	$13,020	(9,939)	$22,959	231.0%
Adjustments:
Remeasurement (gain) loss on pre-existing equity interests	(1,900)	7,043	$(8,943)	(127.0%)
Contingent consideration fair value adjustment	(10)	(1,000)	$(990)	(99.0%)
Acquisition costs	(523)	4,649	$(5,172)	(111.2%)
Amortization of acquired intangibles	6,658	4,004	$2,654	66.3%
Depreciation expense	1,918	992	$926	93.3%
Adjusted net income before provision for income taxes (non-GAAP)	$19,163	$5,749	$13,414	233.3%

A reconciliation of net income (loss) to EBITDA, and operating cash flows to EBITDA for the three months ended June 30, 2025 and March 31, 2025 follows (in thousands):

Three Months Ended	June 30, 2025	March 31, 2025	Change
	$	$	$	%
Net income (loss)	$10,160	$(8,708)	$18,868	216.7%
Adjustments:
Interest income	(5,345)	(6,722)	$(1,377)	(20.5%)
Interest expense	12,902	12,951	$(49)	(0.4%)
Amortization of acquired intangibles	6,658	4,004	$2,654	66.3%
Depreciation expense	1,918	992	$926	93.3%
Income tax expense (benefit)	2,860	(1,231)	$4,091	332.3%
	18,993	9,994	$8,999	90.0%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$29,153	$1,286	$27,867	2,167.0%

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by operating activities	$66,966	$102,839	$(35,873)	(34.9%)
Changes in operating working capital	(49,665)	(99,355)	$(49,690)	(50.0%)
Interest expense	12,902	12,951	$(49)	(0.4%)
Interest income	(5,345)	(6,722)	$(1,377)	(20.5%)
Income tax benefit (expense)	2,860	(1,231)	$4,091	332.3%
Losses from equity method investments	(771)	(222)	$549	247.3%
Remeasurement gain (loss) on pre-existing equity interests	1,900	(7,043)	$8,943	127.0%
Share-based compensation	(618)	(349)	$269	77.1%
Deferred income taxes	2,276	1,642	$634	38.6%
Amortization of loan cost	(1,246)	(1,166)	$80	6.9%
Other	(106)	(58)	$48	82.8%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$29,153	$1,286	$27,867	2,167.0%

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Fiscal Years Ended June 30, 2025 and 2024

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the fiscal years ended June 30, 2025 and 2024 follows (in thousands):

Year Ended June 30,	2025	2024	Change
	$	$	$	%
Net income before provision for income taxes	$21,270	$82,778	$(61,508)	(74.3%)
Adjustments:
Remeasurement loss (gain) on pre-existing equity interests	5,143	(16,669)	$21,812	130.9%
Contingent consideration fair value adjustment	(1,140)	(370)	$770	208.1%
Acquisition costs	4,866	3,126	$1,740	55.7%
Amortization of acquired intangibles	18,316	8,594	$9,722	113.1%
Depreciation expense	4,604	2,803	$1,801	64.3%
Adjusted net income before provision for income taxes (non-GAAP)	$53,059	$80,262	$(27,203)	(33.9%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the fiscal years ended June 30, 2025 and 2024 follows (in thousands):

Year Ended June 30,	2025	2024	Change
	$	$	$	%
Net income	$15,844	$69,033	$(53,189)	(77.0%)
Adjustments:
Interest income	(25,948)	(27,168)	$(1,220)	(4.5%)
Interest expense	46,203	39,531	$6,672	16.9%
Amortization of acquired intangibles	18,316	8,594	$9,722	113.1%
Depreciation expense	4,604	2,803	$1,801	64.3%
Income tax expense	5,426	13,745	$(8,319)	(60.5%)
	48,601	37,505	$11,096	29.6%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$64,445	$106,538	$(42,093)	(39.5%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by operating activities	$152,347	$60,934	$91,413	150.	0%
Changes in operating working capital	(103,889)	939	$(104,828)	(11,163.8%)
Interest expense	46,203	39,531	$6,672	16.9%
Interest income	(25,948)	(27,168)	$(1,220)	(4.5%)
Income tax expense	5,426	13,745	$(8,319)	(60.5%)
Earnings (losses) from equity method investments	(2,825)	4,044	$(6,869)	(169.9%)
Remeasurement (loss) gain on pre-existing equity interests	(5,143)	16,669	$(21,812)	(130.9%)
Share-based compensation	(1,594)	(1,923)	$(329)	(17.1%)
Deferred income taxes	3,918	2,690	$1,228	45.7%
Amortization of loan cost	(4,092)	(2,447)	$1,645	67.2%
Other	42	(476)	$518	108.8%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$64,445	$106,538	$(42,093)	(39.5%)